Exhibit 10.2

JWIZ INC.

2016 EQUITY COMPENSATION PLAN

JWIZ INC.

2016 EQUITY COMPENSATION PLAN

JWIZ INC.

2016 EQUITY COMPENSATION PLAN

1.          Purpose; Types of Awards; Construction.

The purposes of the JWiz Inc. 2016 Equity Compensation Plan (the “Plan”) are to afford an incentive to Non-Employee Directors, selected officers and other employees, advisors and consultants of JWiz Inc. (the “Company”), or any Subsidiary that now exists or hereafter is organized or acquired, to continue as Non-Employee Directors, officers or employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company’s business. The Plan provides for the grant of Restricted Shares and Options, including “incentive stock options” and “nonqualified stock options”. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements.

2.          Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)          “Award” means any Restricted Share or Option granted under the Plan.

(b)          “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c)          “Board” means the Board of Directors of the Company.

(d)          “Change in Control” means a change in control of the Company, which will be deemed to have occurred if:

(i)          any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing one-third (33 1/3%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)         the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)        there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv)        the shareholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) a Public Offering or (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(e)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(f)          “Committee” means (i) the Compensation Committee of the Board or any other committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 promulgated under the Exchange Act as in effect from time to time and Section 162(m) of the Code; or (ii) if no such committee has been established, the Board.

(g)          “Company” means JWiz Inc., a corporation organized under the laws of the State of New York, or any successor corporation.

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(h)          “Effective Date” means September 29, 2016, the date that the Plan was adopted by the Board.

(i)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(j)          “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange or over-the-counter market on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange or over-the-counter market, or (ii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(k)          “Grantee” means a person who, as a consultant, non-employee director, officer or other employee of the Company or a Subsidiary of the Company, has been granted an Award under the Plan.

(l)          “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(m)          “Non-Employee Director” means any director of the Company who is not also employed by the Company or any of its Subsidiaries.

(n)          “NQSO” means any Option that is not designated as an ISO.

(o)          “Option” means a right, granted to a Grantee under Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or Subsidiary of the Company.

(p)          “Performance Goals” means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; (ii) net income, before or after extraordinary or special items; (iii) return on equity (gross or net), before or after extraordinary or special items; (iv) earnings per share, before or after extraordinary or special items; and (v) stock price. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers of a percentage) in the particular criterion, and may be applied to one or more of the Company or a Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or Subsidiary of the Company or the financial statements of the Company or Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

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(q)          “Plan” means this JWiz Inc. 2016 Equity Compensation Plan, as amended from time to time.

(r)          “Plan Year” means a calendar year.

(s)          “Public Offering” means an offering of securities of the Company that is registered with the U.S. Securities and Exchange Commission.

(t)          “Restricted Stock Award” means the grant or purchase, on the terms, conditions and limitations that the Committee determines, of Stock that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met.

(u)          “Stock” means common shares, par value $0.001 per share, of the Company.

(v)         “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.          Administration.

The Plan shall be administered the Committee appointed by the Board for this purpose. If a Committee is appointed to administer the Plan, all references herein to the “Committee” shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the “Committee” shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria (if any) relating to any Award, including but not limited to the effect of a Change in Control upon any Award; to determine, at the time of grant or thereafter, whether and to what extent the vesting or payment of any Award may be accelerated; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s shareholders.

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The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any shareholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.          Eligibility.

Awards may be granted to selected Non-Employee Directors, officers and other employees, advisors or consultants of the Company or any Subsidiary in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.          Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 1,500,000, subject to adjustment as provided herein. No more than 100,000 shares of Stock may be made subject to Awards to a single individual in a single Plan Year, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan.

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In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424 of the Code; and (iv) the Performance Goals applicable to outstanding Awards.

6.          Specific Terms of Awards.

(a)          General. The Committee is authorized to grant the Awards described in this Section 6, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)          Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(i)          Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or a NQSO.

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(ii)           Exercise Price. In no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option unless, with respect to a NQSO, otherwise determined by the Committee. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(iii)          Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(iv)          Other Provisions. Any Grantee who owns shares possessing more than 10% of the voting rights of the Company’s outstanding Stock, the exercise price of any ISO must be at least equal to 110% of the Fair Market Value of a share of Stock on the date of grant of such Option and the term of such option may not be longer than five years. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(v)           Restricted Stock.

(1)          Compliance with Plan. All Restricted Stock Awards granted under the Plan shall comply with, and the related Award Agreements shall be subject to, the terms, conditions and limitations set forth in this Article Section 6(c) (to the extent each such term, condition or limitation applies to the form of Restricted Stock Award)

(2)          Number of Shares. Each Award Agreement governing a Restricted Stock Award shall state the total number of shares of Stock to which it relates.

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(3)          Other Provisions. Unless otherwise provided in the relevant Award Agreement, all shares of Stock granted or sold pursuant to Restricted Stock Awards made under the Plan shall be subject to the following terms, conditions and limitations:

(A)         Transferability. The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

(B)         Legend. Each certificate representing such shares shall bear a legend making appropriate reference to the restrictions imposed. The text of any such legend shall be determined by the Committee.

(C)         Possession. The Committee shall (1) require the Company to retain physical custody of certificates representing shares issued or transferred pursuant to Restricted Stock Awards during the restriction period and require the Holder of the Award to execute stock powers in blank for those certificates and deliver those stock powers to the Company, (2) require the Holder to enter into an escrow agreement providing that the certificates representing shares issued or transferred pursuant to Restricted Stock Awards shall remain in the physical custody of an escrow holder until all restrictions are removed or expire, or (3) take such other steps as the Committee may determine in order to enforce such restrictions.

(D)         Expiration or Removal of Restrictions. The restrictions imposed pursuant to this Section 6(c) on Restricted Stock Awards shall expire as determined by the Committee and set forth in the applicable Award Agreement. Expiration of the restrictions may be based on or conditioned on the passage of time, continuing employment or service as an employee or officer, achievement of Performance Goals, or other events, occurrences or conditions determined by the Committee. Each Restricted Stock Award may have different restrictions, including a different restriction period, as determined by the Committee. The Committee may remove any restriction or reduce any restriction period applicable to a particular Restricted Stock Award. Upon the expiration or removal of all restrictions, the Company shall deliver to the Holder of the Restricted Stock Award, as soon as practicable following the request of such Holder, a certificate representing the number of shares for which such restrictions have expired or been removed, free of any restrictive legend relating to the expired or removed restrictions.

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(E)         Rights as Shareholder. The Committee may determine what rights, if any, the Holder shall have with respect to the Restricted Stock Awards granted, including any right to vote the related shares or to receive dividends and other distributions paid or made with respect thereto.

(F)         Other Conditions. The Committee may impose such other terms, conditions or limitations on any shares granted or sold pursuant to Restricted Stock Awards made under the Plan as it may deem advisable.

(G)         Compliance with Section 409A. Each Restricted Stock Award shall comply with the requirements of subsection (a) of Section 409A, if applicable, and be operated in accordance with such requirements

7.          General Provisions

(a)          Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b)          No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as a director of the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Grantee’s employment, or director or independent contractor relationship.

(c)          Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

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(d)          Shareholder Approval; Amendment and Termination.

(i)          The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of Awards made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company. In the event that the shareholders of the Company do not ratify the Plan at a meeting of the shareholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

(ii)         The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires shareholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e)          Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f)          No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g)          Regulations and Other Approvals.

(i)          The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the applicable laws, rules and regulations of non-U.S. jurisdictions, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

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(ii)         Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or any applicable law, rule or regulation of a non-U.S. jurisdiction, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)        In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv)        The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a shareholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(h)          Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

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